Chasing a Legacy Reality Show Sponsorship Agreement

THIS AGREEMENT made this 21 day of December, 2016, between Momentous Entertainment Group, Inc., a Nevada corporation, whose mailing address is P O Box 861, Sugar Land, Texas 77487-0861, referred to in this Agreement as "Company" or "Momentous", and Bobby Earnhardt Racing, Inc., a Nevada corporation qualified to transact business in Texas, whose principal place of business is located at 970 Big Cove Road, Waynesville North Carolina 28786, referred to in this agreement as "Sponsor" or "BER".

WHEREAS, Momentous is the owner of the rights to the television production known as Chasing a Legacy: Bobby Earnhardt (hereinafter "Earnhardt" or "Show");

WHEREAS, Sponsor desires to acquire the right to be a sponsor of the Show at an agreed price and under specified terms and conditions;

NOW, THEREFORE, for and in consideration of the premises and the mutual promises, covenants, and agreements set forth in this Agreement, the Company and Sponsor agree as follows:

1. *Sponsorship.* The Company agrees that Sponsor shall be identified as a sponsor.

2. *Use of Logo.* The Company agrees that the Sponsor logo and slogan shall appear in the credits in each episode. Sponsor recognizes and agrees that it does not and will not have exclusive rights and that other sponsors' logos may appear in the credits of the show. The Company agrees that Sponsor's logo shall be substantially the same size as other such sponsors;

3. *Payment of Money.* In consideration of the services to be rendered under this Agreement as set forth *above*, the Company shall be entitled to compensation in the amount of 12.5% (Twelve and one half percent) of all funds derived from the sale to The MAKO Group of the marketing inventory of BER race cars beginning December 15th, 2016. If Sponsor fails to make any payment when required by this Agreement, the Company shall have the option of canceling this Agreement following the passage of ten (10) days after having given Sponsor written notice of its default. While the Company shall have no further obligation to Sponsor following cancellation of the Agreement, Sponsor shall remain liable for all unpaid installments for the then current term of the Agreement, which installments shall be immediately due and payable.

4. *Intellectual Property.* If the Company fails to produce and/or distribute the designed reality show for which Sponsor or Sponsors have paid for, the IP meaning shall become the shared property of the Sponsors to use as the Sponsors may desire. All IP will be returned to the Sponsors by the Company within 30 days of the Sponsor or Sponsors notifying the Company they are in default of this agreement.

5. *Notice.* Any notice provided for under the terms of this Agreement by either party to the other shall be in writing and may be effected by personal delivery in writing or registered or certified mail, return receipt requested. Notice to Momentous shall be sufficient if made or addressed to P O Box 861 Sugar Land, Texas 77487-0861. Notice to BER shall be sufficient if made or addressed to Bobby Earnhardt Racing, Inc., at 970 Big Cove Road, Waynesville North

Carolina 28786. Each party may change the address at which notice may be sent to that party by giving notice of such change to the other party in accordance with the provisions of this Paragraph.

6. *Term and Renewal.* The term of this Agreement shall be one (1) year plus or minus, commencing December 15, 2016 and ending on December 31, 2017. It may be renewed with the mutual consent of all Parties.

7. *Force Majeure.* In the event that either party shall be prevented from performing any of its obligations due under the terms of this Agreement by an act of God, by acts of war, riot, or civil commotion, by an act of State, by strikes, fire, flood, or by the occurrence of any other event beyond the control of the parties hereto, that party shall be excused from any further performance of the obligations and undertakings set forth under the terms of this Agreement.

8. *Governing Law.* This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina and venue for any legal action brought in State Court shall lie exclusively in the State of North Carolina and venue for any action brought in federal court shall lie exclusively in the State of North Carolina.

9. *Rights Cumulative.* The rights and remedies granted in this agreement to Company shall also pertain to BER in the event of default by the Company and the rights shall be cumulative, and the exercise of such rights shall be without prejudice to the enforcement of any other right or remedy authorized by law or this agreement.

10. *Attorneys' Fees.* If any legal action is brought by either of the parties hereto, it is expressly agreed that the prevailing party in such legal action shall be entitled to recover from the other party reasonable attorney's fees in addition to any other relief that may be awarded. For the purposes of this clause, the prevailing party is the party in whose favor final judgment is entered. In the event that declaratory or injunctive relief alone is granted, the court may determine which, if either, of the parties shall be considered to be the prevailing party. The amount of reasonable attorney's fees shall be determined by the court, in the trial of such action or in a separate action brought for that purpose. Attorney's fees awarded under the provisions of this paragraph shall be in addition to any other relief that may be awarded.

11. *Multiple Counterparts.* This Agreement is executed in duplicate copies, each of which shall be considered a true and original copy of this Agreement.

12. *Exculpatory Clause.* The parties agree that BER will not be liable to the Company or any third party for any injury sustained by the Company, its employees, independent contractors, invitees or any other third party while preparing for, filming or working on post production of any episode.

13. *Place of Performance.* All sums payable under this Agreement shall be paid to the Company at Sugar Land, Richmond County, Texas.

14. *Assignment.* This Agreement may not be assigned by either party without the prior written consent of the other party.

15 *Other Agreements.* This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this contract, and contains all of the covenants and agreements between the parties with respect to the subject matter. Each party to this contract acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not set forth in this contract, and that no agreement, statement, or promise not contained in this contract shall be valid or binding.

16. *Partial Invalidity.* If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions of this agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

17. *Government Regulation.* This Agreement is subject to all applicable federal, state and municipal laws, regulations and ordinances, whether existing or enacted hereafter, including the rules and regulations of all governmental agencies or commissions having jurisdiction in matters covered by this Agreement or either of the parties hereto.

This Agreement is executed in duplicate on the 31 day of December, 2016, in Waynesville North Carolina to be effective December 31, 2016.

MOMENTOUS ENTERTAINMENT GROUP, INC.

By: [signature]

Printed Name: K.E. Neubauer
Title: CEO

BOBBY EARNHARDT RACING, INC.

By: [signature]

Printed name: Bobby Earnhardt
Title: CEO

Annex I
Definitions

As used in this Agreement, the following terms will bear the following meanings:

"***Intellectual Property***" means the all of the materials created after the date of this agreement including film, photos, scripts, dialog, merchandising materials. This does not include the artist contract or any work originated before the execution date of this contract.